As filed with the Securities and Exchange Commission on August 13, 2021
Registration Statement No. 333-248826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
Healthcare Trust, Inc.
(Exact name of registrant as specified in its governing instruments)
650 Fifth Avenue, 30th Floor
New York, New York 10019
(212) 415-6500
(Address, including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Edward M. Weil, Jr.
Chief Executive Officer and President
650 Fifth Avenue, 30th Floor
New York, New York 10019
(212) 415-6500
(Name, Address, including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison, Suite 3800 Chicago, Illinois 60602 (312) 962-3567	Dean M. Colucci, Esq. Duane Morris LLP 1540 Broadway New York, NY 10036 (212) 692-1000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 13, 2021
PROSPECTUS
Healthcare Trust, Inc.
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)
This prospectus relates to the offer and sale, from time to time, by the selling holder identified on page 67 of up to $15.0 million of shares of our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock with a liquidation preference of $25.00 per share, referred to herein as the “Series A Preferred Stock” or the “shares.” B. Riley Principal Capital, LLC, a Delaware limited liability company, also referred to herein as the “selling stockholder” or “B. Riley Principal Capital,” has agreed to purchase from us up to $15.0 million worth of shares of Series A Preferred Stock pursuant to the terms of the Preferred Stock Purchase Agreement we entered into with B. Riley Principal Capital on September 15, 2020, or the “Equity Purchase Agreement.” This arrangement is referred to herein as the “Equity Line.”
B. Riley Principal Capital as the selling stockholder hereunder may sell any shares of Series A Preferred Stock offered under this prospectus at fixed prices, prevailing market prices at the time of sale, at varying prices or negotiated prices. For these purposes, B. Riley Principal Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Series A Preferred Stock, and any broker-dealers or agents that are involved in resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In this event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 68.
We will not receive any proceeds from the resale of Series A Preferred Stock by the selling stockholder. We will, however, receive proceeds from the sale of shares directly to B. Riley Principal Capital pursuant to the Equity Line.
Dividends on the Series A Preferred Stock are payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or, if not a business day, the next succeeding business day) to holders of record on the applicable record date. The Series A Preferred Stock ranks senior to our common stock par value $0.01 per share (the “common stock”) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. Except in limited circumstances relating to our qualification as a real estate investment trust for U.S. federal income tax purposes (“REIT”), and as described below, the Series A Preferred Stock is not redeemable prior to December 11, 2024. On and after December 11, 2024, at any time and from time to time, the Series A Preferred Stock is redeemable in whole or in part, at our option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part, after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. If we exercise any of our redemption rights, the holders of Series A Preferred Stock will not have the conversion right described below.
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock have the right to convert some or all of the Series A Preferred Stock they hold into a number of shares of our common stock per share of Series A Preferred Stock, which is equal to the lesser of:
•
the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (as defined herein) (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (2) the Common Stock Price; and

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2.8571, referred to herein as the “Share Cap,” subject to certain adjustments (see “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Change of Control Conversion Right” for more details about the impact of our recent payment of stock dividends on the Share Cap);

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subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

Holders of Series A Preferred Stock have no voting rights unless we fail to pay dividends for six or more quarterly periods, whether or not consecutive, or with respect to certain specified events. The Series A Preferred Stock are not subject to any sinking fund. Our capital stock, including the Series A Preferred Stock, is subject to certain restrictions on ownership and transfer that assist us, among other purposes, in maintaining our status as a REIT for U.S. federal income tax purposes. See “Description of Capital Stock — Preferred Stock — Series A Preferred Stock —  Restrictions on Transfer and Ownership of Stock.”
The Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.” On           , 2021, the closing sale price was $      per share.
Investing in the Series A Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page 15 of this prospectus as well as the risk factors contained in the reports or information we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference herein.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.
The date of this prospectus is            , 2021.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus and any supplement hereto. Neither we, nor the selling stockholder, has authorized anyone to provide you with information different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any supplement hereto. If anyone provides you with different or inconsistent language, you should not rely on it. The selling stockholder is not making an offer to sell, or soliciting an offer to buy, any securities in any jurisdiction in which it is unlawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. To understand this offering fully, you should read this entire document carefully, as well as the “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context requires otherwise, in this prospectus, references to “we,” “us,” “our” and the “Company” mean Healthcare Trust, Inc. and its consolidated subsidiaries, including, without limitation, Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our “operating partnership” or our “OP.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2021; and

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our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 22, 2021, March 1, 2021, April 2, 2021, April 2, 2021, May 10, 2021, May 14, 2021, May 27, 2021 and July 1, 2021.

We are not, however, incorporating by reference any documents or portions thereof that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the prospectus is delivered, upon written or oral request. Requests should be directed to Healthcare Trust, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations, Telephone: (866) 902-0063. You may also obtain copies of these filings, at no cost, by accessing our website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In addition, we describe risks and uncertainties that could cause our actual results and events to differ materially in the sections titled “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as well as under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.
The Company
We are an externally managed REIT that focuses on acquiring and managing a diversified portfolio of healthcare-related real estate focused on medical office buildings (“MOBs”), healthcare properties leased on a triple net basis (“NNN properties”) and senior housing operating properties (“SHOPs”). As of June 30, 2021, we owned 195 properties located in 33 states and comprised of 9.1 million rentable square feet.
Substantially all of our business is conducted through the OP, a Delaware limited partnership, and its wholly owned subsidiaries. Our advisor, Healthcare Trust Advisors, LLC (the “Advisor”) manages our day-to-day business with the assistance of our property manager, Healthcare Trust Properties, LLC (the “Property Manager”). Our Advisor and Property Manager are under common control with AR Global and these related parties receive compensation and fees for providing services to us. We also reimburse these entities for certain expenses they incur in providing these services to us. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in us through ownership of interests in our OP.
Our principal executive offices are located at 650 Fifth Avenue, 30th Floor, New York, New York 10019. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.
Recent Developments
Common Stock Dividend
On July 1, 2021, we declared a quarterly dividend payable in 0.014655 shares of common stock on each share of our common stock outstanding on July 1, 2021. The dividend was paid on July 15, 2021 to holders of record of common stock at the close of business on July 12, 2021.
Our estimated per share net asset value of our common stock (the “Estimated Per-Share NAV”) was not adjusted to reflect the payment of these dividends and will not be adjusted for any future dividends in shares of common stock that we may pay in the future until we publish a new Estimated Per-Share NAV. Dividends paid in the form of additional shares of common stock will, all things equal, cause the value of each share of common stock to decline because the number of shares outstanding will increase when dividends paid in stock are issued; however, each stockholder will receive the same number of new shares, the total value (using our Estimated Per-Share NAV) of our common stockholder’s investment, all things equal, will not change assuming no sales or other transfers.
Acquisitions and Dispositions — Subsequent to June 30, 2021
Subsequent to June 30, 2021, we acquired two MOBs for an aggregate contract purchase price of approximately $10.7 million, which was funded with cash on hand and borrowings from our Revolving Credit Facility. We have signed three definitive purchase and sale agreements (“PSAs”) to acquire a total of three MOBs for an aggregate contract purchase price of $87.6 million, and we have signed three non-binding letters of intent (“LOIs”) to acquire two single-tenant and one multi-tenant MOB properties for an aggregate purchase price of $26.0 million. We anticipate using cash on hand and borrowings from our Revolving Credit Facility to fund the consideration required to complete these acquisitions. The PSAs are subject to conditions and the LOIs are non-binding. There can be no assurance we will complete any of these acquisitions, or any future acquisitions or other investments, on a timely basis or on acceptable terms and conditions, if at all. Subsequent to June 30, 2021 we did not dispose of any properties. We have entered into one LOI to dispose of one NNN property in Sun City, Arizona for $9.5 million which is not part of the borrowing base under the Credit Facility or encumbered by a mortgage. The LOI is non-binding and there can be no assurance this, or any, disposition will be completed on the contemplated terms, or at all. Pursuant to the terms of our amended Credit Facility, the net cash proceeds from any completed dispositions must be used to prepay amounts outstanding under the Revolving Credit Facility and will therefore not be available to us for any other purpose. We may reborrow any amounts so repaid if all relevant conditions are met, including sufficient availability for future borrowings. There can be no assurance these conditions will be met.

Risk Factors Summary
An investment in the Series A Preferred Stock involves various risks. See “Risk Factors” beginning on page 15 of this prospectus and the documents incorporated by reference herein, before making a decision to invest in the Series A Preferred Stock.
A summary of those risks is set forth below:
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The use of proceeds from the sale of Series A Preferred Stock to B. Riley Principal Capital under the Equity Purchase Agreement.

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Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.

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Our property portfolio has a high concentration of properties located in Pennsylvania and Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states.

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Our senior secured credit facility (the “Credit Facility”), which consists of two components, a revolving credit facility (the “Revolving Credit Facility”) and a term loan (the “Term Loan”), restricts us from paying cash distributions on or repurchasing our common stock until we make an election to do so and are able to meet certain leverage and liquidity conditions, which is not assured, and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our Series A Preferred Stock at the current rate.

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There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement and receive all or any portion of the amounts available to us under the Equity Line.

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Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.

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We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.

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Listing on the Nasdaq Stock Market does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.

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In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

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We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.

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The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

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We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.

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We assume additional operational risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.

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We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.

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We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.

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All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
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We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.

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Estimated Per-Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us.

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The stockholder rights plan adopted by our board, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

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Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

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We may fail to continue to qualify as a REIT.

The Offering
Stock being offered by the selling stockholder
$15.0 million of shares of Series A Preferred Stock
Selling Stockholder
B. Riley Principal Capital, LLC
Series A Preferred Stock
Outstanding
3,962,144 (as of the date of this prospectus)
Manner of Offering
The selling stockholder will determine when and how it will dispose of the shares of Series A Preferred Stock registered under this prospectus for resale. See “The Equity Line” and “Plan of Distribution.”
Use of proceeds
The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we will receive proceeds from the sale of our Series A Preferred Stock to the selling stockholder under the Equity Purchase Agreement described below. We will contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, will use the net proceeds from this contribution to repay amounts outstanding under our Revolving Credit Facility as required by the Credit Facility. Subject to the terms and conditions set forth in the Revolving Credit Facility, we may then draw on the Revolving Credit Facility to borrow any amounts so repaid for general corporate purposes, including purchases of additional properties. We are responsible for all expenses relating to the registration of the offer and resale by the selling stockholder (except any brokerage or selling commissions or fees). See “Use of Proceeds.”
Nasdaq Symbol
HTIA

Terms of the Series A Preferred Stock
The following summarizes the material terms of the Series A Preferred Stock offered hereby. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Capital Stock” in this prospectus.
Issuer
Healthcare Trust, Inc., a Maryland corporation.
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, ranks:
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senior to our common stock and to all other equity securities ranking junior to the Series A Preferred Stock;

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on parity with all equity securities ranking on parity with the Series A Preferred Stock; and

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junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to: (1) incur indebtedness; or (2) issue additional equity securities that rank junior to, or on parity with, the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividend Rate and Payment Dates
Holders of Series A Preferred Stock are entitled to receive cumulative dividends in the amount of  $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. Dividends are cumulative and payable quarterly in arrears on the 15th day of each of January, April, July and October of each year, or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date, when and as authorized by our board and declared by us. Dividends on the Series A Preferred Stock will continue to accrue even if our board does not authorize or we do not declare the dividends. See “Description of Capital Stock — Preferred Stock —  Series A Preferred Stock — Dividends.”
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of Series A Preferred Stock have the right to receive $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the date of payment, before any payments are made to the holders of our common stock or any other shares of capital stock that rank junior to the Series A Preferred Stock with respect to liquidation rights.

Optional Redemption
The Series A Preferred Stock is not redeemable prior to December 11, 2024, except pursuant to provisions relating to preserving our qualification as a REIT and as described under the caption “Special Optional Redemption” below.
On and after December 11, 2024, the Series A Preferred Stock will be redeemable at our option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on this payment date will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Special Optional Redemption
During any period of time (whether before or after December 11, 2024), the Series A Preferred Stock ceases to be listed on the Nasdaq Stock Market, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we may, subject to certain conditions, redeem the outstanding Series A Preferred Stock, in whole or in part, after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Upon the occurrence of a Change of Control, we may, at our option, redeem the shares of Series A Preferred Stock, in whole or in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price).
A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of us or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE, or the NYSE American LLC.

Change of Control Conversion
Right
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock, par value $0.01 per share, per share of Series A Preferred Stock, which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

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2.8571, the Share Cap, subject to certain adjustments (see “Description of Capital Stock — Preferred Stock —  Series A Preferred Stock — Change of Control Conversion Right” for more details about the impact of our recent payment of stock dividends on the Share Cap);

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus. See “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Change of Control Conversion Right” in this prospectus.
If, prior to the Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert their shares of Series A Preferred Stock so called for redemption in connection with a Change of Control during a continuing

Delisting Event and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Conversion Date.
For definitions of “CoC Conversion Right,” “Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the CoC Conversion Right, see “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Change of Control Conversion Right” in this prospectus.
Except as provided above in connection with the CoC Conversion Right, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series A Preferred Stock have only the following limited voting rights. If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more quarterly periods (whether or not authorized or declared or consecutive), holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid. In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up (including securities convertible into or exchangeable for any senior securities) or amend our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series A Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Holders of Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. See “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Voting Rights.”
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are neither required to redeem the shares of Series A Preferred Stock nor set apart funds to redeem the shares of Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under the limited circumstances where the holders of Series A Preferred Stock have a conversion right and decide to convert the shares of Series A Preferred Stock.
Restrictions on Transfer and Ownership
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. See “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Restrictions on Transfer and Ownership of Stock.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will: (1) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act; and (2) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.

Listing
The Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.” The closing price of the Series A Preferred Stock was $        per share on            , 2021.
Delisting Penalty
Upon the occurrence of a Delisting Event, the dividend rate specified will be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 9.375% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.34375 per annum per share) from and as of the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate will revert to the rate of 7.375% of the $25.00 per share stated liquidation preference per annum.
Book-Entry Form
The Series A Preferred Stock is issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.
Material U.S. Federal Income Tax Considerations
See “Material U.S. Federal Income Tax Considerations” in this prospectus.

RISK FACTORS
An investment in the Series A Preferred Stock involves a high degree of risk. In addition to other information in this prospectus, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as other information and data set forth in this prospectus and the documents incorporated by reference herein before making an investment decision with respect to the Series A Preferred Stock. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to pay cash dividends to holders of Series A Preferred Stock, which could cause you to lose all or a significant portion of your investment in the Series A Preferred Stock.
Risks Related to Series A Preferred Stock
Listing on the Nasdaq Stock Market does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.
The Series A Preferred Stock is listed on The Nasdaq Global Market. An active and liquid trading market for the Series A Preferred Stock may not develop or be sustained. Because the Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption, investors seeking liquidity may be limited to selling their shares of Series A Preferred Stock in the secondary market. The market price and liquidity of the Series A Preferred Stock may be adversely affected by the absence of an active trading market. The market price for the Series A Preferred Stock may not equal or exceed the price you pay for your shares.
The trading price for the Series A Preferred Stock may be influenced by many factors, including:
•
our financial condition and performance;

•
our ability to grow through property acquisitions, the terms and pace of any acquisitions we may make and the availability and terms of financing for those acquisitions;

•
the financial condition of our tenants, including tenant bankruptcies or defaults;

•
actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
the amount and frequency of our payment of dividends and other distributions;

•
additional sales of equity securities, including Series A Preferred Stock, common stock or any other equity interests, or the perception that additional sales may occur;

•
the reputation of REITs and real estate investments generally and the attractiveness of REIT equity securities in comparison to other equity securities, and fixed income debt securities;

•
our reputation and the reputation of AR Global and its affiliates or other entities advised by AR Global and its affiliates;

•
uncertainty and volatility in the equity and credit markets;

•
fluctuations in interest rates and exchange rates;

•
changes in revenue or earnings estimates, if any, or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

•
failure to meet analyst revenue or earnings estimates;

•
strategic actions by us or our competitors, such as acquisitions or restructurings;

•
the extent of investment in our Series A Preferred Stock by institutional investors;

•
the extent of short-selling of our Series A Preferred Stock;

•
general financial and economic market conditions and, in particular, developments related to market conditions for REITs and other real estate related companies;

•
failure to maintain our REIT status;

•
changes in tax laws;

•
domestic and international economic factors unrelated to our performance including uncertainty and volatility resulting from the COVID-19; and

•
the occurrence of any of the other risk factors presented in this prospectus and the documents incorporated by reference in this prospectus under the captions “Risk Factors” and “Information Concerning Forward-Looking Statements.”

Because the shares of Series A Preferred Stock carry a fixed dividend rate, the trading price in the secondary market is influenced by changes in interest rates and tends to move inversely to changes in interest rates. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series A Preferred Stock to demand a higher yield on the price paid for the Series A Preferred Stock, which could adversely affect the market price of Series A Preferred Stock.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends, in general and with respect to the Series A Preferred Stock specifically, is limited by the laws of Maryland. Under the Maryland General Corporation Law (the “MGCL”), we generally may not pay dividends if, after giving effect to the dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the dividend payment.
The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.
The Series A Preferred Stock ranks junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our Credit Facility includes, and our future debt may include, restrictions on our ability to pay dividends to preferred stockholders, including holders of Series A Preferred Stock. Our charter currently authorizes us to issue up to 50,000,000 shares of preferred stock in one or more classes or series. We have previously classified and designated an aggregate of 4,740,000 of authorized but unissued shares of preferred stock as Series A Preferred Stock pursuant to articles supplementary accepted for record by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). In addition, our board has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, into one or more classes or series of preferred stock. The Series A Preferred Stock ranks pari passu with any future class or series of equity securities that rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The issuance of additional shares of preferred stock ranking equal or senior to the Series A Preferred Stock, including pursuant to the Equity Line, would dilute the interests of the holders of Series A Preferred Stock, and any issuance of shares of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may occur in connection with a Change of Control of us during a continuing Delisting Event as described under “Description of Capital Stock  —  Series A Preferred Stock  —  Change of Control Conversion Right” in this prospectus, the Series A Preferred Stock contains no other provisions relating to or limiting our indebtedness or the rights of the holders of Series A Preferred Stock to vote on certain matters that would materially and adversely affect their rights, preferences, privileges and voting powers, affording the holders of Series A Preferred Stock protection in the event of a highly leveraged change of control transaction, which could adversely affect the holders of Series A Preferred Stock.

The future issuance or sale of additional shares of Series A Preferred Stock could adversely affect the trading price of our Series A Preferred Stock.
Future issuances or sales of substantial numbers of shares of Series A Preferred Stock in the public market or the perception that issuances or sales might occur including resales of shares purchased by the selling stockholder pursuant to the Equity Purchase Agreement, could adversely affect the per share trading price of our Series A Preferred Stock. The per share trading price of Series A Preferred Stock may decline significantly upon the sale or offering of additional shares of Series A Preferred Stock.
We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.
We and our subsidiaries have incurred mortgage debt, as well as debt under our Credit Facility. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.
Our Credit Facility restricts us from paying cash distributions and there can be no assurance we will continue paying dividends on our Series A Preferred Stock at the current rate.
Following an amendment to our Credit Facility in August 2020, we are not permitted to pay cash distributions on, or repurchase shares of, our common stock (although we are not restricted from paying dividends on our Series A Preferred Stock). These restrictions will no longer apply if, as of the day prior to the commencement of a quarter that we have elected (the “Commencement Quarter”), we have a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $100.0 million (giving effect to the aggregate amount of distributions projected to be paid by us during the applicable quarter) and our ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. We satisfied the conditions to elect to make the quarter ending September 30, 2021 the Commencement Quarter but did not, however, make the election to do so. There can be no assurance as to if, or when, we will elect to do so, including to the extent we may be unable to satisfy these conditions in future periods. The negative impact of the COVID-19 pandemic on our results of operations and cash flows has impacted and could continue to impact our ability to comply with covenants in our Credit Facility (including the calculation of the ratio of consolidated total indebtedness to consolidated total asset value thereunder) and the amount available for future borrowings thereunder.
Moreover, beginning in the Commencement Quarter, we may pay cash distributions only if the aggregate distributions (as defined in the Credit Facility and including dividends on Series A Preferred Stock) for any period of four fiscal quarters do not exceed 95% of Modified FFO (as defined in the Credit Facility) for the same period based only on fiscal quarters after the Commencement Quarter. Our ability to pay dividends on our Series A Preferred Stock and, starting with the Commencement Quarter, other distributions and maintain compliance with the restrictions on the payment of distributions in our Credit Facility depends on our ability to increase the amount of cash we generate from property operations which in turn depends on a variety of factors, including the duration and scope of the COVID-19 pandemic and its impact on our tenants and properties, our ability to complete acquisitions of new properties and our ability to improve operations at our existing properties. There can be no assurance that we will complete acquisitions on a timely basis or on acceptable terms and conditions, if at all. Our ability to improve operations at our existing properties is also subject to a variety of risks and uncertainties, many of which are beyondour control, and there can be no assurance we will be successful in achieving this objective.
Our ability to continue to pay dividends on our Series A Preferred Stock (and distributions on our common stock commencing in the Commencement Quarter, if it occurs) depends on the availability of liquidity necessary to meet our capital needs, which is not assured. As with the similar restriction in effect prior to the amendment to our Credit Facility in August 2020, we may still pay any cash distributions necessary to maintain our status as a REIT and may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom. The covenants restricting payment of distributions to a threshold based on Modified FFO and requiring maintenance of a minimum ratio of consolidated total indebtedness to consolidated total asset value and a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges did not apply for the fiscal quarter ended June 30, 2020. In addition, the lenders waived any defaults or event of defaults under those covenants that may have occurred during the fiscal quarter ended June 30, 2020 as well as any additional default or event of default resulting therefrom prior to August 10, 2020. There can be no assurance our lenders will consent to any amendments or waivers that may become necessary to comply with our Credit Facility in the future.
If we do not pay dividends on our Series A Preferred Stock, the amount of any accrued and unpaid dividends payable with respect to the Series A Preferred Stock becomes part of the liquidation preference thereof, and, whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, holders of Series A Preferred Stock will have the right to elect two additional directors to serve on our board. A default or event of default could potentially result in an acceleration of our indebtedness and foreclosure on our properties and could otherwise negatively impact our liquidity.
Dividends payable on the Series A Preferred Stock generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 23.8%, including the 3.8% surtax on net investment income. Dividends payable by REITs to these noncorporate stockholders, however, generally are not eligible for this reduced rate and, through December 31, 2025, will be subject to an effective rate of 29.6%, including the 3.8% surtax on net investment income, and taking into account the 20% deduction. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our stock. Tax rates could be changed in future legislation.
Holders of Series A Preferred Stock have extremely limited voting rights.
Holders of Series A Preferred Stock have limited voting rights. Our common stock is the only class or series of our capital stock currently outstanding that has full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board if six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series A Preferred Stock, that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series A Preferred Stock. Other than these limited circumstances, holders of Series A Preferred Stock do not have any voting rights.
The Series A Preferred Stock is not rated.
We have not sought to obtain a rating for the Series A Preferred Stock. One or more rating agencies may, however, independently decide to issue a rating that may adversely affect the market price of Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock or elect to issue other securities for which we may seek to obtain a rating, each of which could adversely impact the market price of Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any downward revision or withdrawal of a rating could have an adverse effect on the market price of Series A Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or the suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the shares of Series A Preferred Stock.
Holders of Series A Preferred Stock have limited rights in connection with a Delisting Event and may have to hold their shares for an indefinite period of time.
Holders of Series A Preferred Stock have no redemption rights. In addition, holders of Series A Preferred Stock have no right to convert the shares of Series A Preferred Stock into shares of our common stock in connection with a Delisting Event, unless a Change of Control occurs during a continuing Delisting Event. Therefore, holders of Series A Preferred Stock may have to hold their shares for an indefinite period of time if a Delisting Event occurs.
In addition, if a holder of Series A Preferred Stock elects to exercise its CoC Conversion Right in connection with the occurrence of a Change of Control during a continuing Delisting Event (unless we have elected to exercise our redemption right), some or all of the Series A Preferred Stock held by such holder will convert into a number of shares of our common stock (or equivalent value of alternative consideration) at a predetermined ratio. There is no active trading market for our common shares, and the SRP is currently suspended. There can be no assurance we will resume share repurchases pursuant to our SRP, or at all. Further, our SRP includes numerous restrictions that limit a stockholder’s ability to sell shares of common stock to us, including that we only repurchase shares of common stock in the event of death or disability of a stockholder at a repurchase price based on the estimated per share net asset value of our common stock (the “Estimated Per-Share NAV”). Even if our SRP is reactivated, our board may, at its discretion, amend our SRP, including to change the repurchase price which may be at a discount to the Estimated Per-Share NAV of our common stock, reject any request for repurchase of shares or suspend or terminate our SRP.
The Change of Control conversion and redemption features of the Series A Preferred Stock, and the terms of other preferred stock we may issue, may discourage a third party from seeking to acquire us in a manner that might result in a premium price to stockholders.
Upon the occurrence of a Change of Control, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a Change of Control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. These features of the Series A Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests. We may also issue other classes or series of preferred stock that could also have the same effect.
The Change of Control conversion features of the Series A Preferred Stock may not adequately compensate you upon the occurrence of a Change of Control and may only provide you with an option to convert into a security that is not currently listed on a national securities exchange and is illiquid.
Upon the occurrence of Change of Control during a continuing Delisting Event, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a change of control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. The conversion may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, because our common stock is not currently listed on a national securities exchange, our common stock is illiquid and does not trade.
Holders of Series A Preferred Stock should not expect us to redeem the Series A Preferred Stock on or after the date they become redeemable at our option.
The Series A Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of holders of Series A Preferred Stock. The Series A Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after December 11, 2024. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. We are under no obligation, and holders of Series A Preferred Stock should not expect us, to exercise our redemption right.

Risks Related to Our Equity Line with Selling Stockholder
There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.
Our ability to require the selling stockholder to purchase shares and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement. There is no guarantee that we will receive all or any portion of the $15.0 million that is available to us under the Equity Line.
Future sales of shares of our Series A Preferred Stock, or the perception that such future sales may occur, may cause the stock price of the Series A Preferred Stock to decline.
Sales of a substantial number of shares of our Series A Preferred Stock in the public markets, or the perception that such sales could occur, including resales of shares purchased by the selling stockholder pursuant to the Equity Purchase Agreement, could depress the market price of our shares of Series A Preferred Stock and impair our ability to raise capital through the sale of additional preferred equity securities.
The shares of the Series A Preferred Stock could be treated as “fast-pay” stock, which could subject our stockholders to adverse tax consequences.
Under Treasury regulations promulgated under Code Section 7701(l) (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock”, and is subject to adverse tax treatment, described below. We did not structure the Series A Preferred Stock so that the dividends paid by us are economically a return of a holder’s investment. However, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under certain other Treasury regulations), the amount at which the stockholder can be compelled to dispose of the stock. We do not intend to issue shares of the Series A Preferred Stock with premium that is more than a de minimis amount, which we also refer to in this prospectus as the Fastpay Maximum, and are restricted from doing so by the terms of the Equity Purchase Agreement.
If shares of Series A Preferred Stock issued pursuant to this offering are determined to be fast-pay stock, then the treatment of the holders of shares of the Series A Preferred Stock issued pursuant to this offering would not be as described below under the headings “Taxation of U.S Stockholders” and “Taxation of Non-U.S. Stockholders” in the “Material U.S. Federal Income Tax Considerations” section of this prospectus. Instead, the holders of the shares of Series A Preferred Stock pursuant to this offering would be treated for U.S. federal income tax purposes as having purchased a financial instrument from our other stockholders that own our common stock, Series A Preferred Stock and other preferred stock having the same terms (other than the issuer) as those of the Series A Preferred Stock. Payments on the Series A Preferred Stock would be deemed to be made to our other stockholders and those stockholders would be deemed to pay equal amounts to the holders of the Series A Preferred Stock issued in connection with this prospectus under the deemed financial instrument. However, because payments would be deemed to be made to the holders of the Series A Preferred Stock under the deemed financial instrument rather than on the shares of Series A Preferred Stock issued pursuant to this offering, dividends received by the holders of the Series A Preferred Stock generally would be treated as ordinary income (and no portion of those dividends would be treated as a capital gain distribution). In addition, if the Series A Preferred Stock issued pursuant to this offering was determined to be fast-pay stock, it would not be fungible with previously issued shares of Series A Preferred Stock.

SELECTED CONSOLIDATED FINANCIAL DATA
You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 incorporated by reference in this prospectus.
The following selected financial data is not intended to replace our historical consolidated financial statements, except that share and per share information for all periods presented has been retroactively adjusted for the effects of the quarterly dividends paid in shares of our common stock. Stock dividends paid in October 2020 and January 2021 were equal to 0.01349 shares of our common stock on each share of our outstanding common stock. Share and per share information in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, was previously retroactively adjusted for the effects of these stock dividends. The stock dividends paid in April 2021 and July 2021 were equal to 0.014655 shares of our common stock on each share of our outstanding common stock. The share and per share information in the table below was also retroactively adjusted for the effect of the April 2021 and July 2021 dividends. Dividends payable entirely in shares of our common stock are treated in a fashion similar to a stock split for accounting purposes specifically related to per-share calculations for the current and prior periods. The aggregate impact of all four stock dividends was an increase of 5,319,763 shares.
Balance sheet data (In thousands)	As of June 30,		As of December 31,
	2021	2020	2020	2019	2018	2017	2016
Total real estate investments, at cost	$2,571,251	$2,626,370	$2,621,723	$2,481,067	$2,553,079	$2,486,052	$2,355,262
Total assets	2,178,801	2,350,449	2,286,895	2,325,303	2,377,446	2,371,861	2,193,705
Mortgage notes payable, net	542,591	541,950	542,698	528,284	462,839	406,630	142,754
Credit facilities, net	541,499	700,824	674,551	605,269	602,622	534,869	481,500
Total liabilities	1,174,584	1,368,143	1,325,523	1,218,559	1,136,512	1,015,802	689,379
Total equity	1,004,217	982,306	961,372	1,106,744	1,240,934	1,356,059	1,504,326

Operating data (In thousands, except share and per share data)	Six Months Ended June 30,		Year Ended
	2021	2020	2020	2019	2018	2017	2016
Revenue from tenants	$164,596	$194,899	$381,612	$374,914	$362,406	$311,173	$302,566
Total operating expenses	168,134	217,670	406,714	415,492	365,512	323,827	307,203
Gain (loss) on sale of real estate investments	2,284	2,306	5,230	8,790	(70)	438	1,330
Operating (loss) income	(1,254)	(20,465)	(19,872)	(31,788)	(3,176)	(12,216)	(3,307)
Total other expenses	(24,184)	(25,772)	(51,577)	(56,120)	(49,605)	(29,849)	(19,747)
Loss before income taxes	(25,438)	(46,237)	(71,449)	(87,908)	(52,781)	(42,065)	(23,054)
Income tax (expense) benefit	(107)	0	(4,061)	(399)	(197)	(647)	2,084
Net loss	(25,545)	(46,237)	(75,510)	(88,307)	(52,978)	(42,712)	(20,970)
Net (income) loss attributable to non-controlling interests	(102)	174	(303)	393	216	164	96
Preferred stock dividends	(2,568)	(1,492)	(2,968)	(173)	—	—	—
Net loss attributable to common stockholders	$(28,215)	$(47,555)	$(78,781)	$(88,087)	$(52,762)	$(42,548)	$(20,874)
Other Data:
Cash flows provided by operations	$17,603	$31,246	$41,807	$47,404	$54,151	$63,967	$78,725
Cash flows provided by (used in) investing activities	43,057	(97,454)	(82,491)	(46,249)	(115,063)	(194,409)	(19,092)
Cash flows provided by (used in) financing activities	(79,846)	54,382	19,431	19,086	49,682	199,843	(55,567)
Per Share Data:
Distributions declared per common share(1)	$0.42	$0.42	$0.41	$0.80	$0.90	$1.43	$1.61
Preferred stock dividends declared per share	0.92	0.92	1.84	0.11	—	—	—
Net loss per common share – basic and diluted(1)	(0.29)	(0.49)	(0.81)	(0.91)	(0.55)	(0.45)	(0.22)
Weighted-average number of common shares outstanding:
Basic and diluted(1)	97,623,076	97,259,206	97,434,525	97,222,242	96,357,519	94,965,061	92,931,222

(1)
Retroactively adjusted for the effects of the stock dividends.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of August 9, 2021, in each case including shares of capital stock which may be acquired by such persons within 60 days, by:
•
each person known by us to be the beneficial owner of more than 5% of the outstanding shares of each class of our capital stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

	Number of Shares Beneficially Owned
Beneficial Owner(1)	Common Stock	Series A Preferred Stock	Percent of Common Stock
Edward M. Weil, Jr.(2)	—	—	—
Katie P. Kurtz(3)	—	—	—
Leslie D. Michelson(4)	321,109	—	*
Lee M. Elman(5)	27,862	—	*
B.J. Penn(6)	15,862	—	*
Edward G. Rendell(7)	29,271	—	*
Elizabeth K. Tuppeny(8)	32,176	—	*
Jason F. Doyle(3)	—	—	*
All directors and executive officers as a group (seven persons)	426,281	—	*

*
Less than 1%

(1)
The business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
Mr. Weil, one of our directors, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any securities that AR Global may own and Mr. Weil disclaims beneficial ownership of such securities. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the approximately 9,400 shares of our common stock or the 379,907 shares of common stock that may be issuable if performance and other conditions are met, in exchange for partnership units of our operating partnership designated as “Class B Units” that are directly or indirectly beneficially owned by AR Global.

(3)
On April 9, 2021, the resignation of Ms. Kurtz as our chief financial officer, treasurer and secretary became effective, and she was replaced by Mr. Doyle.

(4)
Includes (i) approximately 128,571 unvested restricted shares and approximately 7,395 unvested restricted shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021, and (ii) approximately 10,061 other shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021.

(5)
Includes (i) approximately 5,269 unvested restricted shares and approximately 307 unvested restricted shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021, and (ii) approximately 1,208 other shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021.

(6)
Includes (i) 5,000 unvested restricted shares and approximately 287 unvested restricted shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021, and (ii) approximately 575 other shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021.

(7)
Includes (i) approximately 5,000 unvested restricted shares and approximately 291 unvested restricted shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021, and (ii) approximately 1,300 other shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021.
(8)
Includes (i) approximately 5,000 unvested restricted shares and approximately 287 unvested restricted shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021, and (ii) approximately 1,462 other shares issued as stock dividends in October 2020, January 2021, April 2021, and July 2021.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Series A Preferred Stock by the selling stockholder. However, we will receive proceeds from the sale of Series A Preferred Stock to the selling stockholder under the Equity Purchase Agreement. We will contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, will use the net proceeds from this contribution to repay amounts outstanding under the Revolving Credit Facility as required by the Credit Facility. Subject to the terms and conditions set forth in the Revolving Credit Facility, we may then draw on the Revolving Credit Facility to borrow any amounts so repaid for general corporate purposes, including purchases of additional properties. We will use any remaining proceeds for general corporate and working capital purposes. We are responsible for all expenses relating to the registration of the offer and resale by the selling stockholder (except any brokerage or selling commissions or fees).
As of June 30, 2021, $40.0 million was outstanding under the Revolving Credit Facility and $150.0 million was outstanding under the Term Loan. As of June 30, 2021, the Revolving Credit Facility and the Term Loan had an effective interest rate per annum equal to 3.58% and 5.01%, respectively. The Revolving Credit Facility matures on March 13, 2023, subject to a one-year extension at our option, and the Term Loan matures on March 13, 2024.

DESCRIPTION OF CAPITAL STOCK
The following is a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the provisions of charter, including the articles supplementary, and bylaws and the applicable provisions of the MGCL. Our charter, including the articles supplementary, and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).
As used in this section, the terms “we,” “us,” “our” and “the Company” refer to Healthcare Trust, Inc. and not to any of its subsidiaries.
General
Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which 4,740,000 are classified as shares of Series A Preferred Stock. As of August 9, 2021, we had the following stock issued and outstanding: (i) 97,847,312 shares of common stock; and (ii) 3,962,144 shares of our Series A Preferred Stock. No established public market currently exists for our shares of common stock. Our Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “HTIA.” The Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock.
Under our charter, our board, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.
The transfer agent, registrar and dividend payment agent for the Series A Preferred Stock is Computershare Trust Company, N.A.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:
•
have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board and declared by us; and

•
are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
Holders of shares of our common stock are entitled to vote for the election of directors. Subject to the rights of holders of one or more classes or series of preferred stock, directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Vacancies on the board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Preferred Stock
Under our charter, our board of directors, without stockholder approval, is authorized to cause us to issue shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
•
distribution rights;

•
conversion rights;

•
voting rights;

•
redemption rights and terms of redemptions; and

•
liquidation preferences.

Series A Preferred Stock
Ranking
The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up:
•
senior to our common stock and to all other equity securities, the terms of which expressly provide that such securities rank junior to the Series A Preferred Stock;

•
on parity with all equity securities, the terms of which expressly provide that such securities rank on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities, the terms of which expressly provide that such securities rank senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividends
Holders of Series A Preferred Stock are entitled to receive, when, as and if authorized by our board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of  $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. Dividends are payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day. A dividend period is the respective quarterly period commencing on and including the 1st day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period to all holders of record on the applicable record date, when and as authorized by our board and declared by us. Holders of record of all shares of Series A Preferred Stock issued and outstanding at the close of business on the record date fixed by our board for any dividend will be entitled to receive the full dividend paid on the applicable dividend payment date even if these shares were not issued and outstanding for the full dividend period.
Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board sets as the record date for the payment of a dividend that is not more than 30 nor fewer than 10 days prior to the applicable dividend payment date.
Our board will not authorize, and we will not pay or declare and set apart for payment, any dividend on the Series A Preferred Stock at any time that:
•
the terms and conditions of any of our agreements, including our Credit Facility or any other agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment;

•
the terms and conditions of any of our agreements, including our Credit Facility or any other agreement relating to our indebtedness, provide that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•
the law restricts or prohibits the authorization, payment or setting apart for payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not the dividends are authorized by our board and declared by us.
Accrued and unpaid dividends on the Series A Preferred Stock do not bear interest.
We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare and make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.
Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.
If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) a portion (the “Capital Gains Amount”) of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes or series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be in the same proportion that the Total Dividends paid or made available to the holders of Series A Preferred Stock for the taxable year bears to the Total Dividends for the taxable year made with respect to all classes or series of stock outstanding.

Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of  $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, after payment of or provision for our debts and liabilities and any other class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to liquidation rights before any distribution or payment may be made to holders of common stock or any other class or series of our equity stock ranking junior to the Series A Preferred Stock with respect to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights, then the holders of Series A Preferred Stock and any other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock are entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 20 days before the payment date of the liquidating distribution. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of our remaining assets.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Company’s total liabilities.
Our consolidation, conversion or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, whether in connection with a Change of Control or otherwise, will not be deemed to constitute our liquidation, dissolution or winding up.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to December 11, 2024, except in the circumstances described in this section, in the section below titled “— Special Optional Redemption,” or pursuant to certain provisions of our charter. See “— Restrictions on Transfer and Ownership of Stock” below.
Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether before or after December 11, 2024 at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), pursuant to the restrictions on ownership and transfer of our stock set forth in our charter or if our board otherwise determines that redemption is necessary for us to preserve our status as a REIT for federal income tax purposes.
On and after December 11, 2024, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.
If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as may be practicable without creating fractional shares)

or by lot. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, more than 9.8% in value of the aggregate of our outstanding shares of stock (which includes the Series A Preferred Stock) or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter, then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder so that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer set forth in our charter.
We will mail to you, if you are a record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to shares held by any holder to whom notice was defective or not given. Each notice will state the following:
•
the redemption date;

•
the redemption price;

•
the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from the holder);

•
the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with redemption; and

•
that dividends on the Series A Preferred Stock will cease to accrue on the redemption date.

We are not required to provide notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except (i) by exchange for our equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock and (iii) pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we are entitled at any time and from time to time to repurchase Series A Preferred Stock in open-market transactions duly authorized by our board and effected in compliance with applicable laws and these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to the restrictions on ownership and transfer of our stock.
Special Optional Redemption
During any period of time (whether before or after December 11, 2024) that the Series A Preferred Stock is not listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we have the option to redeem the outstanding shares of Series A Preferred Stock, in whole or in part, after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price), upon the giving of notice, as provided below.
In addition to the foregoing, upon the occurrence of a Delisting Event, the dividend rate specified shall be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 9.375% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.34375 per annum per share) from and after the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate shall revert to the rate of 7.375% of the $25.00 per share stated liquidation preference per annum.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price). If, prior to the Conversion Date (as defined below), we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), you will not have the conversion right described below under “— Change of Control Conversion Right.”
We will mail to you, if you are the record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing with not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:
•
the redemption date;

•
the redemption price;

•
the total number of shares of Series A Preferred Stock to be redeemed;

•
the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption;

•
that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting the Change of Control or Delisting Event, as applicable;

•
that holders of Series A Preferred Stock to which the notice relates will not be able to tender the Series A Preferred Stock for conversion in connection with a Change of Control during a continuous Delisting Event, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date; and

•
that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

A Change of Control occurs when, after the original issuance of the Series A Preferred Stock, the following has occurred and is continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC.

Additional Provisions Relating to Optional Redemption and Special Optional Redemption
If  (i) we have given a notice of redemption, (ii) we have set apart sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and an amount equal to all accrued and unpaid dividends to, but not including, the redemption date, then from and after the redemption date, those shares of Series A Preferred Stock so called for redemption will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon redemption, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding dividend payment date. There is no restriction on the redemption of shares of Series A Preferred Stock by us while there is any arrearage in the payment of dividends.
All shares of Series A Preferred Stock that we redeem or reacquire in any manner will return to the status of authorized but unissued shares of preferred stock, without further designation as to series or class and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Change of Control Conversion Right
Upon the occurrence of a Change of Control during a continuing Delisting Event, each holder of Series A Preferred Stock has the right, unless, prior to the Conversion Date, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some of or all the shares of Series A Preferred Stock held by the holder (the “CoC Conversion Right”) on the Conversion Date into a number of shares of common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in this sum), by (ii) the Common Stock Price; and

•
2.8571, the Share Cap.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product of  (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to the Stock Split.
If a Change of Control occurs during a continuing Delisting Event, pursuant to or in connection with which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of the shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder would have owned or been entitled to receive had the holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control during a continuing Delisting Event, is referred to as the “Conversion Consideration”).
If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control during a continuing Delisting Event, the Conversion Consideration that holders of Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control during a continuing Delisting Event.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock.
Instead, we will pay the cash value of any fractional shares based on the Common Stock Price.
Within 15 days following the occurrence of a Change of Control during a continuing Delisting Event, unless we have provided notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of both the Change of Control and Delisting Event that describes the resulting CoC Conversion Right. A failure to give notice of conversion or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom this notice was defective or not given. This notice will state the following:
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the events constituting the Change of Control during a continuing Delisting Event;

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the date of the Change of Control during a continuing Delisting Event;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their CoC Conversion Right;

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the method and period for calculating the Common Stock Price;

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the “Conversion Date,” which will be a business day fixed by our board that is not fewer than 20 and not more than 35 days following the date of the notice;

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that if, prior to the Conversion Date we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, you will not be able to convert the shares of Series A Preferred Stock so called for redemption and the shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the CoC Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the CoC Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.
To exercise the CoC Conversion Right, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with the conversion, to our conversion agent. The conversion notice must state:
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the Conversion Date; and

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the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is other than solely cash, (x) the Non-traded Common Stock Price, if the common stock is not listed on a national exchange on the effective date of any Change in Control or (y) the Traded Common Stock Price, if the common stock is listed on a national securities exchange on the effective date of any Change in Control.
The “Non-traded Common Stock Price” is the currently applicable repurchase price for shares of common stock pursuant to our SRP immediately prior to the effective date of the Change of Control. The “Traded Common Stock Price” is the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a CoC Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the CoC Conversion Right have been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration on the applicable Conversion Date, unless prior thereto we provide notice of our election to redeem those shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Conversion Date, the shares of Series A Preferred Stock will not be so converted and the holders of the shares will be entitled to receive on the applicable redemption date the redemption price for the shares.
We will deliver amounts owing upon conversion no later than the third business day following the Conversion Date.
In connection with the exercise of any CoC Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A

Preferred Stock into shares of common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock for shares of our common stock to the extent that receipt of the shares of common stock would cause the holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See “— Restrictions on Transfer and Ownership of Stock” below.
These Change of Control conversion and redemption features may make it more difficult for or discourage a party from pursuing a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Except as provided above in connection with the occurrence of a Change of Control during a Delisting Event, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities.
Voting Rights
Except as described below, holders of Series A Preferred Stock generally have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together as a single class with shares of any other class or series of voting preferred stock, shares of different classes or series will vote in proportion to the liquidation preference of the shares.
Whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock,” and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect, at any special meeting called by our secretary at the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock (unless the request is received more than 45 days and less than 90 days before our next annual meeting of stockholders at which the vote would occur) and at each subsequent annual meeting of stockholders, two additional directors to serve on our board. The right of holders of Series A Preferred Stock to vote in the election of directors will terminate when all dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock for all past dividend periods have been fully paid. Unless the number of our directors has previously been increased pursuant to the terms of any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, the number of our directors will automatically increase by two at the time as holders of Series A Preferred Stock become entitled to vote in the election of two additional directors. The term of office of these directors will terminate, and the number of our directors will automatically decrease by two, when all dividends accrued and unpaid for all past dividend periods on the Series A Preferred Stock have been fully paid, unless shares of voting preferred stock remain outstanding and entitled to vote in the election of directors. If the right of holders of Series A Preferred Stock to elect the two additional directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of directors but before the closing of the polls in the election, holders of Series A Preferred Stock outstanding as of the applicable record date will not be entitled to vote in the election of directors. The right of the holders of Series A Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed or otherwise conflict with our charter or bylaws.
The additional directors will be elected by a plurality of the votes cast in the election of preferred stock directors, and each of these directors will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies, or until the director’s term of office terminates as described above. Any director elected by the holders of Series A Preferred Stock and any other class or series of voting preferred stock, voting together as a single class, may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all classes or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, voting together as a single class. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional preferred stock directors, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our board that results from the removal of the director.
At any time that holders of Series A Preferred Stock have the right to elect two additional preferred stock directors as described above but these directors have not been elected, our secretary must call a special meeting for the purpose of electing the additional directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of our stockholders at which the vote would occur, in which case, the additional directors may be elected either at the annual meeting or at a separate special meeting of our stockholders at our discretion.
So long as any shares of Series A Preferred Stock are outstanding, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote as a single class on such matter (voting together as a single class), is required to authorize (a) any amendment, alteration, repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or (b) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. Notwithstanding the foregoing, holders of voting preferred stock will not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action affects the holders of Series A Preferred Stock and the voting preferred stock equally.
The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:
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any increase or decrease in the number of authorized shares of common stock or preferred stock of any other class or series, any increase in the number of shares of Series A Preferred Stock or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up;

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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights; or

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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the holders of Series A Preferred Stock receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends to, but not including, the date of the event.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series A Preferred Stock.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to certain exceptions, as described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock; we refer to these limitations as the “ownership limits.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.
Our board may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a charitable trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not required to, obtain an opinion of counsel or Internal Revenue Service ruling satisfactory to our board with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.
Our board may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable decreased limits. Our board may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give, at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:
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any person violating the ownership limits or such other limit established by our board of directors; or

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us being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.
Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the principal national securities exchange on which the shares are listed and admitted to trading, the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.
The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trustee; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
If our board determines that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
Conversion
The Series A Preferred Stock is not convertible into any other property or securities, except as provided under “—  Change of Control Conversion Rights.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Preemptive Rights
No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of our common stock or any of our other securities.
Book-Entry Form
The outstanding shares of Series A Preferred Stock are maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of shares of our common stock and our Series A Preferred Stock. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only Healthcare Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to our stockholders that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

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insurance companies;

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pension plans or other tax-exempt organizations, except to the extent summarized below;

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“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

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persons subject to special tax accounting rules under Code section 451(b);

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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persons whose “functional currency” is not the U.S. dollar; and

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persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that stockholders acquired shares of our stock for cash and hold them as a capital asset, which generally means as property held for investment.
For purposes of this summary, “stock” refers to both our common stock and our Series A Preferred Stock unless otherwise specified.
Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2013. We intend to continue operating as a REIT so long as our board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent the income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership or as a disregarded entity and not an association or publicly traded partnership (within the meaning of Code section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Proskauer Rose LLP has no obligation to update its opinion subsequent to the date of the opinion.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
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without the deductions allowed by Code sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;

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deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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deducting the amount of dividends paid under Code section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

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without regard to any change of annual accounting period pursuant to Code section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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If we have net income from prohibited transactions, the income would be subject to a 100% tax. See “— REIT Qualification Requirements  —  Prohibited Transactions.”

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We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT Asset Tests (summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. The penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of the asset during the five-year period beginning on the date we acquired the asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in the asset at the beginning of the recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of the gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on the gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
that is neither a financial institution nor an insurance company;

(5)
that meets the gross income, asset and annual distribution requirements;

(6)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)
that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).
Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our operating partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and that entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of the action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership and subsidiaries of the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any QRS utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.
We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Interests in TRSs
We currently own an interest in a TRS, and may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements
The stock that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) set forth above in “— Organizational Requirements.” First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock without the approval of our board. See the section entitled “Description of Capital Stock  —  Preferred Stock —  Series A Preferred Stock —  Restrictions on Transfer and Ownership of Stock.” Additionally, our charter contains provisions requiring each of our stockholders to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test.   At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”
We are currently invested in the real properties described in our filings with the SEC. We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or by the sole membership interest in a disregarded entity will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test (described below). We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of a loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of (1) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (2) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of the assets. Moreover, although we intend to make these investments in a manner so as not to fail the Asset Tests, no assurance can be given that our investments would not disqualify us as a REIT.
Additional Asset Tests.   Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (1) 5% of the value of our assets as to any one issuer and (2) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (A) $50,000, or (B) an amount determined (under Treasury Regulations) by multiplying (i) the highest rate of tax for corporations under Code section 11, by (ii) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests.”)
75% Gross Income Test.   At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if the lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As more fully described below, amounts received as rent from a TRS are not excluded from rents from real property by reason of these related party rules if the activities of the TRS and the nature of the properties it leases meet certain requirements, including, for certain “qualified health care properties,” that the property be managed or operated by an eligible independent contractor. We expect that amounts received from TRSs we have formed and may form to facilitate our acquisition of “qualified health care properties” will satisfy the conditions of the exception for rents received from a TRS, with the result that the received amounts will be treated as rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. We do not intend to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant. However, it is possible, despite our intention, that we will receive rents that do not qualify as “rents from real property” under the 75% Gross Income Test and 95% Gross Income Test.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if the services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a TRS with respect to any “qualified health care properties” we own will be considered rents from real property only if the following conditions are met:
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Each “qualified health care property” is not managed or operated by us or the TRS to which it is leased, but rather is managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating “qualified health care properties” for persons not related to us or the TRS. The test for an independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the “qualified health care property”;

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A “qualified health care property” includes any real property, and any personal property incident to the real property, that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical, nursing, or ancillary services to patients, and that is operated by a provider of those services that is eligible for participation in the Medicare program with respect to the facility; and

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The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any “qualified health care property” is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us.

We expect that all “qualified health care properties” we acquire and lease to a TRS will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRS will pay regular corporate tax rates on any income they earn from the lease of our “qualified health care properties,” as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income.   It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and the modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income.   We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. These distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from TRSs and other corporations that are not REITs or QRSs, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that our actions will in all cases prevent a violation.
Prohibited Transaction Income.   Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from the sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.

Foreclosure Property.   Foreclosure property is real property and any personal property incident to the real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which the REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests.   Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we have established a TRS and may establish additional TRSs with which we could enter into leases for any properties in which we may invest. Gross income generated by any TRS would not be included in our gross income. However, we would realize gross income from a TRS in the form of rents. In addition, any dividends from a TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for the year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on the schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after the declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in that month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, we (and our operating partnership) have elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the interest expense limitation under Code section 163(j). However, we (and our operating partnership) are required to use the alternative depreciation system to depreciate certain property and, as a result, our depreciation deductions may be reduced. Accordingly, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use the alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or the subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In that event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions
As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties we own or acquire, our primary intention in holding, acquiring and operating properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “—  Ownership of Interests in TRSs,” above.
Characterization of Property Leases
We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:
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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and the relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (1) injury to persons or damage to property occurring at the properties or (2) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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at the time we enter into each lease (or at any time that any such lease is subsequently renewed or extended), the tenant will be able to derive a meaningful profit (after expenses and taking into account the risks associated with the lease) from the operation of the property during the term of its lease; and

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upon termination of each lease, the applicable property will have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments, such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of (A) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (B) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent the income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General.   We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an umbrella partnership REIT, or

UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. The non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by us in other entities taxable as partnerships.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that a partnership will at all times satisfy one of these safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of the partnership would be subject to corporate income tax, and the partners of the partnership would be treated as stockholders, with distributions to the partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, the allocations may be disregarded for U.S. federal income tax purposes under Code section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, the property generally will have an initial tax basis equal to its fair market value, and accordingly, Code section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code section 704(c) would apply to the differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules.   Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our stock.

Tax Consequences of Exercise of Exchange Rights.   Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder. Generally, for purposes of this summary, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our stock by the partnership.
Distributions.   Distributions (including any deemed distributions) that we make to our U.S. Stockholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of the Series A Preferred Stock and then to distributions on our shares of common stock. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate U.S. Stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our stock by the amount of the distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of our stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives the distribution has held its shares of our stock. However, corporate U.S. Stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In those instances, U.S. Stockholders would include their proportionate shares of gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of the gain. Capital gains that we distribute, or are treated as distributing, to our stockholders must be allocated between shares of the Series A Preferred Stock and our common stock. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of our stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of our stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
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the qualified dividend income received by us during the taxable year from C corporations (including any TRSs);

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the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to our undistributed REIT taxable income; and

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the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to the built-in gain.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in that month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.
We have the ability to declare and pay a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of the distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any distribution on shares of our stock will be taxable as a dividend, unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares.   The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (1) the amount of cash and fair market value of any property received in the sale and (2) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the shares of our stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Redemption of Shares of the Series A Preferred Stock.   A redemption of shares of the Series A Preferred Stock will be treated under Code section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (1) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of our stock, (2) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of our classes or series of stock, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder, all within the meaning of Code section 302(b). In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our common stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code section 302(b) described above will be satisfied with respect to any particular U.S. Stockholder of shares of the Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of the Series A Preferred Stock.
If a redemption of shares of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of the Series A Preferred Stock will be transferred to the remaining shares of our stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our stock, the tax basis could be transferred to a related person that holds shares of our stock or the tax basis may be lost.
Conversion of Shares of the Series A Preferred Stock.   Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, each holder of preferred stock will, under certain circumstances, have the right to convert some or all of their shares of the Series A Preferred Stock held by the holder into shares of our common stock. Except as provided below, (1) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of the Series A Preferred Stock into shares of our common stock, and (2) a U.S. Stockholder’s tax basis and holding period in shares of our common stock received upon conversion generally will be the same as those of the converted shares of the Series A Preferred Stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of the Series A Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of the Series A Preferred Stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of our common stock received on a conversion of shares of the Series A Preferred Stock for cash or other property.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and, in turn, should prevent us from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our stock. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of their shares.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that the U.S. Stockholder is subject to backup withholding. See the “— Taxation of Non-U.S. Stockholders” portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Stockholders
Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions  —  In General.   Distributions that we make to our Non-U.S. Stockholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of the Series A Preferred Stock before being allocated to distributions on our shares of common stock. Ordinary dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on the dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.
If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. To the extent that the distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of our stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our stock, as described in the “Sales of Shares” portion of this section below.
Distributions Attributable to Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders therefore would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. The withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of its actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our stock will be subject to the rules set forth in this paragraph.

However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to the gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares.   Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation; provided, that: (1) the gain is not effectively connected with the conduct by the Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Series A Preferred Stock (but not our common stock) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to that gain, and the purchaser of shares of our stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Redemption of Shares of the Series A Preferred Stock.   A redemption of shares of the Series A Preferred Stock will be treated under Code section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders  —  Redemption of Shares of the Series A Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of those rules. If a redemption of shares of the Series A Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—  Distributions  —  In General” above. If the redemption of shares of the Series A Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sales of Shares.”
Foreign Account Tax Compliance Act (“FATCA”)
A withholding tax of 30% generally will be imposed on dividends on shares of our stock paid to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding this withholding tax.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

THE EQUITY LINE
General
B. Riley Principal Capital, the selling stockholder, may, from time to time, offer and resell up to $15.0 million of shares of our Series A Preferred Stock, pursuant to this prospectus representing the shares that the selling stockholder has agreed to purchase from us pursuant to the terms and conditions of the Equity Purchase Agreement, which are described below.
Purchase of Series A Preferred Stock under Equity Purchase Agreement
Subject to the terms and conditions of the Equity Purchase Agreement, we have the irrevocable right to sell to the selling stockholder, and the selling stockholder is committed to purchase from us, up to an aggregate of $15.0 million of shares of our Series A Preferred Stock. We have no obligation to sell any shares under the Equity Purchase Agreement. This arrangement is also sometimes referred to as the “Equity Line.”
In connection with the Equity Purchase Agreement, we also entered into a “Registration Rights Agreement” with the selling stockholder requiring us to prepare and file a registration statement registering the resale of shares to be issued under the Equity Line. We must use commercially reasonable efforts to cause the registration statement to become effective, and to keep the registration statement effective until the earliest of: (1) the date on which the selling stockholder no longer owns any of the shares covered by the registration statement; (2) the date on which the shares cease to be outstanding; and (3) the date on which the shares are transferred in a transaction in which the rights under the Registration Rights Agreement are not assigned to the transferee of the shares.
Beginning any time after the satisfaction of certain conditions under the Equity Purchase Agreement, including the SEC declaring effective the registration statement of which this prospectus is a part (the date on which all requisite conditions have been satisfied, the “Commencement Date”), we have the right under the Equity Purchase Agreement, but not the obligation, to direct the selling stockholder, by delivery to the selling stockholder of a purchase notice from time to time, to purchase up to 3,500 shares of Series A Preferred Stock each time at a purchase price equal to the lesser of (a) 97.5% of the closing price of the shares of Series A Preferred Stock but no greater than the maximum price permitted by applicable rules and regulations of the Internal Revenue Service (the “Fastpay Maximum”) or (b) 98.25% of the Fastpay Maximum, in each case as of the applicable notice date. We must provide the purchase notice prior to 11:59 p.m. Eastern Time on the business day prior to the applicable purchase date. We may not deliver another purchase notice to the selling stockholder until the fourth trading day after a purchase date, except that this four trading day period will not apply to the first purchase notice given after the initial purchase of shares. In addition, we and the selling stockholder may mutually agree to increase the number of shares of our Series A Preferred Stock that may be sold per purchase to as much as an additional 7,500 shares on any applicable purchase date. Any such additional shares will be part of the existing commitment amount and not in addition thereto. Settlement of each purchase will occur one business day after the purchase date. The selling stockholder may not sell any of the shares of Series A Preferred Stock purchased under the Equity Purchase Agreement at a price greater than the applicable Fastpay Maximum price on the date of sale by the selling stockholder, unless the selling stockholder had previously decided to hold the applicable shares for investment.
The selling stockholder’s obligation to purchase shares from us under the Equity Purchase Agreement is subject to customary closing conditions, including that a registration statement be in effect registering the resale of the shares to be issued under the Equity Line. The Equity Purchase Agreement is not transferable and any benefits attached thereto may not be assigned without the prior written consent of the other party.
The Equity Purchase Agreement contains covenants, representations and warranties of each party that are typical for transactions of this type. In addition, we and the selling stockholder have granted each other customary indemnification rights in connection with the Equity Purchase Agreement. The Equity Purchase Agreement may be terminated by us at any time.
To the extent we sell shares to B. Riley Principal Capital at a price greater than the liquidation preference, the shares will represent a smaller percentage of our outstanding Series A Preferred Stock. Notwithstanding any of the forgoing to the contrary, at no one point in time shall the selling stockholder (together with its affiliates) beneficially own more than 9.99% of the then outstanding shares of our Series A Preferred Stock. The selling stockholder may resell these shares at the market price or at negotiated prices. See “Plan of Distribution.” This may cause the price of the Series A Preferred Stock to decline, which may require us to issue an increasing number of shares to raise the intended amount of funds.
Events of Default
We are prohibited from selling any shares to the selling stockholder if any of the following events of default has occurred and is continuing, or if any event occurs which, after notice or lapse of time, would become any of the following events of default:
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the effectiveness of a registration statement that is required to be maintained effective pursuant to the terms of the Equity Purchase Agreement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for the resale of shares of our Series A Preferred Stock in accordance with the terms of the Equity Purchase Agreement, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after the selling stockholder has confirmed in writing that all of the shares covered by the Equity Purchase Agreement have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares (subject to certain requirements);

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the delisting of our Series A Preferred Stock from our principal market, provided that our Series A Preferred Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or nationally recognized successor to any of the foregoing);

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our transfer agent’s failure to issue shares of our Series A Preferred Stock to the selling stockholder within three business days after the applicable purchase date on which the selling stockholder is entitled to receive the shares purchased;

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any breach by us of our representations, warranties, covenants or other term or condition under the Equity Purchase Agreement or any related transaction agreements which could have a material adverse effect on us, subject to a cure period of five business days for a breach of a covenant which is reasonably curable;

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if any person or entity commences a proceeding against us pursuant to or within the meaning of bankruptcy law;

•
if we become insolvent, or, pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors or are generally unable to pay our debts as the same become due; or

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us or any of our subsidiaries.

The Equity Purchase Agreement will automatically terminate if we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors, any of which would be an event of default described above.
Termination; Our Termination Rights
Unless earlier terminated, the Equity Purchase Agreement will terminate automatically on the earliest to occur of (i) expiration of the registration statement of which this prospectus is a part, (ii) December 31,

2023 and (iii) the date on which the selling stockholder has purchased the full purchase commitment under the Equity Purchase Agreement. We may terminate the Equity Purchase Agreement at any time, in our discretion, without any cost or penalty.
Effect of Performance of the Equity Purchase Agreement on Our Series A Preferred Stockholders
The Equity Purchase Agreement does not limit the ability of the selling stockholder to sell any or all of the shares of Series A Preferred Stock it currently owns or purchases from us pursuant to the Equity Purchase Agreement, except that we may require the selling stockholder to suspend the sales of the shares of our Series A Preferred Stock being offered pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information. We anticipate selling the shares to the selling stockholder pursuant to the Equity Purchase Agreement over a period of up to 36 months from the date of the Equity Purchase Agreement. The subsequent resale by the selling stockholder of our Series A Preferred Stock may cause the market price of our Series A Preferred Stock to decline or to be highly volatile. The selling stockholder may ultimately purchase all, some or none of the shares of the Series A Preferred Stock pursuant to the Equity Purchase Agreement, the resale of which is the subject of this prospectus. The selling stockholder may resell all, some or none of the Series A Preferred Stock it acquires. However, we have the right to control the timing and amount of any sales of our shares of Series A Preferred Stock to the selling stockholder and the Equity Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
The foregoing description of the terms of the Equity Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. The benefits and representations and warranties set forth in these agreements and instruments are not intended to, and do not, constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.
Likelihood of Accessing the Full Amount of the Equity Line
We may not be able to access the full amount of the Equity Line due to several factors, including the trading price of the Series A Preferred Stock, the maximum trading price permitted by applicable IRS rules and regulations and the application of Section 16 of the Exchange Act to the selling stockholder, among other factors.
In addition, we may have to increase the number of our authorized shares in order to issue shares to B. Riley Principal Capital in the future. Increasing the number of our authorized shares will require further board approval. Accordingly, because our ability to require B. Riley Principal Capital to purchase shares under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will receive all or any portion of the $15.0 million that is available to us under the Equity Line.

SELLING STOCKHOLDER
This prospectus covers the resale by the selling stockholder or its permitted transferees of up to $15.0 million of shares of our Series A Preferred Stock which may be issued by us to B. Riley Principal Capital under the Equity Purchase Agreement. The selling stockholder is an “underwriter” within the meaning of the Securities Act in connection with its resale of our Series A Preferred Stock pursuant to this prospectus. The selling stockholder has not had any position or office, or other material relationship with us or any of our predecessors or affiliates over the past three years, except that an affiliate of the selling stockholder served as lead underwriter in our initial and follow-on public offerings of Series A Preferred Stock. The following table sets forth certain information regarding the beneficial ownership of shares of our Series A Preferred Stock by the selling stockholder as of August 13, 2021 and the number of shares of our Series A Preferred Stock being offered pursuant to this prospectus.
	Shares beneficially owned as of the date of this prospectus	Estimated number of shares being offered	Number of shares to be beneficially owned and percentage of beneficial ownership after the offering(1)(2)
Beneficial Owner			Number of shares	Percentage of class
B. Riley Principal Capital LLC(3)	0	600,000(4)	0	0%

(1)
The amount and percentage of shares of our Series A Preferred Stock that will be beneficially owned by the selling stockholder after completion of the offering assume that they will sell all shares of our Series A Preferred Stock being offered pursuant to this prospectus.

(2)
Based on 3,962,144 shares of Series A Preferred Stock outstanding on August 13, 2021.

(3)
The business address of B. Riley Principal Capital, LLC is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. B. Riley Principal Capital, LLC’s principal business is that of a private investor. Kenneth Young and Daniel Shribman are the Chief Executive Officer and President, respectively, of B. Riley Principal Investments, LLC, the sole member of B. Riley Principal Capital, LLC, and have sole voting control and investment discretion over securities beneficially owned directly by B. Riley Principal Capital, LLC and indirectly by B. Riley Principal Investments, LLC. We have been advised that neither B. Riley Principal Capital, LLC nor B. Riley Principal Investments, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer.

(4)
The number of shares being offered has been estimated based on the liquidation preference of $25.00 per share for illustration purposes only. The actual number of shares will depend on the number of shares we actually sell pursuant to the Equity Line and the related pricing at the time.

PLAN OF DISTRIBUTION
The selling stockholder or its permitted transferees may, from time to time, sell any or all shares of the Series A Preferred Stock covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may sell all or a portion of the shares of Series A Preferred Stock being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any of these methods of sale; or

•
any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, shares of the Series A Preferred Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
The selling stockholder has informed us that it intends to use one or more registered broker-dealers (one of which may be an affiliate of B. Riley Principal Capital) to effectuate all sales, if any, of the Series A Preferred Stock that it has acquired and may in the future acquire from us pursuant to the Equity Purchase Agreement. Subject to certain exceptions, these sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Series A Preferred Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Series A Preferred Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Series A Preferred Stock sold by the selling stockholder.
We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Series A Preferred Stock offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of the Series A Preferred Stock offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Series A Preferred Stock covered by this prospectus by the selling stockholder. We have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Series A Preferred Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
The selling stockholder has represented to us that at no time prior to the date of the Equity Purchase Agreement has the selling stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Series A Preferred Stock or any hedging transaction, which establishes a net short position with respect to our Series A Preferred Stock. The selling stockholder has agreed that during the term of the Equity Purchase Agreement, neither the selling stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all shares of our Series A Preferred Stock offered by this prospectus have been sold by the selling stockholder.

EXPERTS
The financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statement incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 and relating to the year ended December 31, 2018 have been incorporated in reliance on the report of KPMG, LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Proskauer Rose LLP as our securities and tax counsel. Certain matters of Maryland law will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the selling stockholder by Duane Morris LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, counsel will be named in the prospectus supplement related to the offering or offerings.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.
We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC’s Internet website, www.sec.gov.
We also make available through our website at www.healthcaretrustinc.com our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to Healthcare Trust, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations, Telephone: (866) 902-0063.

Healthcare Trust, Inc.
$15,000,000 of Shares of
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS

                 , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee.
Securities and Exchange Commission Registration Fee	$1,947
Legal Fees and Expenses	$1,050,000
Accounting Fees and Expenses	$433,500
Printing Fees and Expenses	$—
Transfer Agent Fees and Expenses	$6,000
Miscellaneous Expenses	$11,247
Total	$1,502,694
Item 32.   Sales to Special Parties
None.
Item 33.   Recent Sales of Unregistered Securities and Use of Proceeds
None.
Item 34.   Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us or Healthcare Trust Advisors, LLC who provided service to us in that capacity.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing that we will indemnify them to the extent permitted by Maryland law and our charter and advance expenses to them in connection with claims or liability they may become subject to due to their service to us consistent with the provisions of our charter and Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.   Treatment of Proceeds From Stock Being Registered.
Not applicable.
Item 36.   Exhibits
The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)   Financial Statements. The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation of Certain Documents by Reference.”
(b)    Exhibits. See Exhibit Index below.
Item 37.   Undertakings
(i)   The undersigned registrant hereby undertakes:
(A)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)
To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(3)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1(5)	Articles of Amendment and Restatement for Healthcare Trust, Inc.
3.2(9)	Articles Supplementary of Healthcare Trust, Inc. relating to election to be subject to Section 3-803 of the Maryland General Corporation Law, dated November 9, 2017.
3.3(18)	Articles Supplementary relating to the designation of shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated December 6, 2019.
3.4(11)	Amended and Restated Bylaws of Healthcare Trust, Inc.
3.5(26)	Amendment to Amended and Restated Bylaws of Healthcare Trust, Inc.
3.6(29)	Articles Supplementary designating additional shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated September 15, 2020.
3.7(28)	Articles Supplementary designating additional shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated May 7, 2021
4.1(1)	Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P. (f/k/a American Realty Capital Healthcare Trust II Operating Partnership, L.P.), dated as of February 14, 2013
4.2(2)	First Amendment, dated December 31, 2013, to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P., dated as of February 14, 2013
4.3(7)	Second Amendment , dated April 15, 2015, to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P., dated as of February 14, 2013
4.4(19)	Third Amendment, dated December 6, 2019, to the Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P., dated as of February 14, 2013
4.5(29)	Fourth Amendment, dated September 15, 2020, to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P., dated as of February 14, 2013
4.6(28)	Fifth Amendment, dated May 7, 2021, to the Agreement of the Limited Partnership of American Realty Capital Healthcare Trust II, L.P. , dated as of February 14, 2013
4.7(26)	Rights Agreement, dated May 18, 2020, between Healthcare Trust, Inc. and Computershare Trust Company, N.A., as Rights Agent
5.1†	Opinion of Venable LLP regarding legality of securities being registered
8.1†	Opinion of Proskauer Rose LLP as to tax matters
10.1(7)	Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC
10.2(17)
Amendment No. 1, dated as of July 25, 2019, to the Second Amended and Restated Advisory Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC

10.3(7)
Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Properties, LLC

10.4(12)
First Amendment, dated as of April 10, 2018, to Amended and Restated Property Management and Leasing Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., and Healthcare Trust Properties, LLC

10.5(3)	Indemnification Agreement, dated as of December 31, 2014, with Directors, Officers, Advisor and Dealer Manager
10.6(3)	Indemnification Agreement, dated April 14, 2015, with Mr. Randolph C. Read
10.7(4)	Form of Restricted Stock Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.

Exhibit No.	Description
10.8(6)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and KeyBank National Association.
10.9(11)	First Amendment to Master Credit Facility, dated April 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.10(11)	Reaffirmation, Joinder and Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.11(6)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and Capital One Multifamily Finance, LLC.
10.12(11)	Reaffirmation, Joinder and First Amendment to Master Credit Facility, dated March 30, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.13(11)	Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.14(11)	Third Amendment to Master Credit Facility, dated March 2, 2018, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.15(20)	Amended and Restated Loan Agreement, dated as of December 20, 2019, by and among the borrower entities party thereto, Capital One, National Association and the other lenders party thereto
10.16(20)	Amended and Restated Guaranty of Recourse Obligations, dated as of December 20, 2019, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association
10.17(20)
Amended and Restated Hazardous Materials Indemnity Agreement, dated as of December 20, 2019, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association

10.18(9)	Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc., effective as of August 31, 2017.
10.19(9)	Form of Restricted Stock Award Agreement Pursuant to the Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.
10.20(10)	Loan Agreement, dated as of December 28, 2017, among the borrower entities party thereto and Capital One, National Association.
10.21(10)	Guaranty of Recourse Obligation, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association.
10.22(10)
Hazardous Materials Indemnity Agreement, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association.

10.23(12)	Loan Agreement, dated as of April 10, 2018, by and among the borrowers party thereto, and KeyBank National Association, as lender
10.24(12)	Promissory Note A -1, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.25(12)	Promissory Note A-2, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.26(12)	Guarantee Agreement, dated as of April 10, 2018, by Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as lender
10.27(12)	Environmental Indemnity Agreement, dated as of April 10, 2018, by the borrowers party thereto and Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as indemnitee
10.28(13)	Form of Indemnification Agreement
10.29(15)
Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 13, 2019 by and among Healthcare Trust Operating Partnership, L.P., KeyBank National Association and the other lender parties thereto

Exhibit No.	Description
10.30(25)
First Amendment, dated March 24, 2020, to Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 13, 2019 by and among Healthcare Trust Operating Partnership, L.P., KeyBank National Association and the other lender parties thereto

10.31(27)	Second Amendment to First Amended and Restated Senior Secured Credit Agreement, entered into as of August 10, 2020, among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., the other guarantor parties thereto, Keybank National Association and the other lenders party thereto.
10.32(29)	Preferred Stock Purchase Agreement, dated September 15, 2020, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and B. Riley Principal Capital, LLC
10.33(29)	Registration Rights Agreement, dated September 15, 2020, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and B. Riley Principal Capital, LLC
10.34(28)
Underwriting Agreement, dated May 6, 2021, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and B. Riley Securities, Inc., as representative of the underwriters listed on Schedule I thereto.

21.1*	List of Subsidiaries of Healthcare Trust, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of KPMG LLP
23.3	Consent of Venable LLP (included in Exhibit 5.1)
23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1(8)	Second Amended and Restated Share Repurchase Program of Healthcare Trust, Inc.
99.2(14)	Amendment to Second Amended and Restated Share Repurchase Program of Healthcare Trust, Inc.
99.3(21)	Second Amendment to Second Amended and Restated Share Repurchase Program
99.4(22)	Third Amendment to Second Amended and Restated Share Repurchase Program
99.5(23)	Fourth Amendment to Second Amended and Restated Share Repurchase Program
99.6(24)	Fifth Amendment to Second Amended and Restated Share Repurchase Program

*
Filed herewith

†
Filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on September 15, 2020.

(1)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 13, 2013.

(2)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 7, 2014.

(3)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 15, 2015.

(4)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission on August 15, 2016.

(5)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 11, 2016.

(6)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 10, 2016.

(7)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017.

(8)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017.

(9)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 14, 2017.

(10)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2018.

(11)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 20, 2018.

(12)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2018.

(13)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the Securities and Exchange Commission on August 3, 2018.

(14)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2019.

(15)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 14, 2019.

(16)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2019.

(17)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2019.

(18)
Filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 2019.

(19)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2019.

(20)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2019.

(21)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2019.

(22)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019.

(23)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2019.

(24)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2020.

(25)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 24, 2020.

(26)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2020.

(27)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2020.

(28)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2021.

(29)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 13th, 2021.
HEALTHCARE TRUST, INC.
By:
/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr.
Chief Executive Officer and President
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	August 13, 2021
* Lee M. Elman	Independent Director	August 13, 2021
* Leslie D. Michelson	Independent Director	August 13, 2021
* B.J. Penn	Independent Director	August 13, 2021
* Edward G. Rendell	Independent Director	August 13, 2021
* Elizabeth K. Tuppeny	Independent Director	August 13, 2021
/s/ Jason F. Doyle Jason F. Doyle	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 13, 2021
*By: /s/ Edward M. Weil, Jr. Edward M. Weil, Jr. Attorney-in-fact